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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

AKAMAI Ltd. -- Incorporated in the United Kingdom

AKAMAI GMBH -- Incorporated in Germany

AKAMAI SARL -- Incorporated in France

AKAMAI TECHNOLOGIES NETHERLANDS BV - Incorporated in the Netherlands

AKAMAI INTERNATIONAL BV - Incorporated in the Netherlands

AKAMAI SECURITIES TRUST -- Registered in Massachusetts

AKAMAI CORPORATE LLC - Organized in Delaware

AKAMAI SALES LLC - Organized in Delaware

AKAMAI JAPAN - Incorporated in Japan

KAHUA HK LIMITED  -- Organized in Hong Kong